Exhibit 3.17

Execution Version

FIRST AMENDMENT

TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF SABINE PASS TUG SERVICES, LLC

This FIRST AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of Sabine Pass Tug Services, LLC (the “Company”), a Delaware limited liability company, dated as of November 29, 2016, is hereby duly adopted by Sabine Pass LNG, L.P., a Delaware limited partnership, as the sole member (the “Member”).

WHEREAS, the Company is governed by that certain Amended and Restated Limited Liability Company Agreement dated as of August 9, 2012 (the “Original Agreement” and, together with this Amendment, the “Agreement”); and

WHEREAS, the Member desires to amend the Original Agreement as set forth herein.

NOW, THEREFORE, the Member, by execution of this Amendment, hereby agrees as follows:

1. Amendments to the Original Agreement. The Original Agreement shall be amended as follows:

a. Article I of the Original Agreement is hereby amended by adding the following defined terms in alphabetical order:

“Discharge of First Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of February 25, 2016, among Cheniere Energy Partners, L.P., the subsidiary guarantors party thereto from time to time, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as credit agreement administrative agent, MUFG Union Bank, N.A., as collateral agent, and the other parties thereto from time to time in the capacities set forth therein.

b. Article IV of the Original Agreement is hereby amended by adding the following new Section 4.4 and Section 4.5 as follows:

4.4 Article 8 Opt-In. The Company hereby elects that all Units in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the state of its jurisdiction of formation and, to the extent permitted by applicable law, each other applicable jurisdiction.

4.5 Certificates. Upon the issuance of Units in the Company to any Person in accordance with the provisions of this Agreement, the Company shall issue one or more certificates in the name of such Person substantially in the form of Exhibit A hereto (a “Unit Certificate”), which evidences the ownership of the Units in the Company of such Person. Each such Unit Certificate shall be denominated in terms of the number of Units in the Company evidenced by such Unit Certificate and shall be signed by an officer of the Company.

(a) The Company shall maintain books for the purpose of registering the transfer of Units. In connection with a transfer in accordance with this Agreement of any Units in the Company, the Unit Certificate(s) shall be delivered to the Company for cancellation, and the Company shall thereupon issue a new Unit Certificate to the transferee evidencing the Units that were transferred and, if applicable, the Company shall issue a new Unit Certificate to the transferor evidencing any Units registered in the name of the transferor that were not transferred.

(b) Each Unit Certificate evidencing Units in the Company shall bear the following legend: “THIS CERTIFICATE EVIDENCES AN INTEREST IN SABINE PASS TUG SERVICES, LLC (THE “COMPANY”) AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF ITS FORMATION AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF EACH OTHER APPLICABLE JURISDICTION. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG THE MEMBER(S). COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(c) This Section 4.5 shall not be amended, and any purported amendment to this Section 4.5 shall be null and void, unless the Controlling Agent (as defined in the Intercreditor Agreement) under the Intercreditor Agreement has consented to such amendment or the Discharge of First Lien Obligations has occurred.

c. Exhibit A is hereby added to the Original Agreement in its entirety in the form attached hereto as Exhibit A.

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2. Agreement in Full Force and Effect. Except as expressly modified herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3. Counterparts. This Amendment may be executed in any number of counterparts, and each counterpart thereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.

4. Governing Law. This Amendment shall be governed by, and construed under, the laws of the State of Delaware.

[Signature page follows]

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IN WITNESS WHEREOF, this Amendment has been duly executed by the Member as of the date first-above written.

SABINE PASS LNG, L.P.

By:	Sabine Pass LNG-GP, LLC, its General Partner

By:	/s/ Sean N. Markowitz
Name:	Sean N. Markowitz
Title:	Corporate Secretary

First Amendment to Amended and Restated Limited Liability Company Agreement

Sabine Pass Tug Services, LLC—Signature Page

Exhibit A

Form Unit Certificate

[See attached.]

Exhibit A

FORMED UNDER THE LAWS OF

DELAWARE

NUMBER		UNITS
*4*		*100*
SABINE PASS TUG SERVICES, LLC Limited Liability Company Units

THIS CERTIFIES THAT Sabine Pass LNG, L.P. is the registered holder of One Hundred and No/100 Units.

Transferable only on the books of the Company by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed in accordance with the Amended and Restated Limited Liability Company Agreement of Sabine Pass Tug Services, LLC, as amended, modified, supplemented or restated from time to time, copies of which are on file at, and will be furnished without charge on delivery of written request to the principal office of the Company at 700 Milam Street, Suite 1900, Houston, Texas 77002.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be signed by its duly authorized officer below.

This 29th day of November, 2016

/s/

Lisa C. Cohen, Treasurer

THIS CERTIFICATE EVIDENCES AN INTEREST IN SABINE PASS TUG SERVICES, LLC (THE “COMPANY”) AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF ITS FORMATION AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF EACH OTHER APPLICABLE JURISDICTION.

RESTRICTIONS ON THE ASSIGNMENT OR OTHER DISPOSITION OF THE LIMITED LIABILITY COMPANY UNITS EVIDENCED BY THIS CERTIFICATE ARE SET FORTH ON THE REVERSE SIDE HEREOF.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE SECURITIES ACT, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME, AMONG THE MEMBER(S). COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.